As filed with the Securities and Exchange Commission on November 7, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2013

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2013, Monsanto Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement,” which term includes the Pricing Agreement attached thereto as Exhibit I) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC as representatives of the underwriters named therein (collectively, the “Underwriters”), related to the sale by the Company of (i) $400,000,000 principal amount of the Company’s Floating Rate Senior Notes due 2016 (the “Floating Rate Notes”), (ii) $300,000,000 principal amount of its 1.850% Senior Notes due 2018 (the “Notes due 2018”), and (iii) $300,000,000 principal amount of its 4.650% Senior Notes due 2043 (the “Notes due 2043” and, together with the Floating Rate Notes and Notes due 2018, the “Notes”). The public offering price of the Notes was 100% of the principal amount for the Floating Rate Notes, 99.861% of the principal amount for the Notes due 2018 and 99.951% of the principal amount for the Notes due 2043. We intend to use the net proceeds, after underwriting discounts and expenses, together with available cash, to repay commercial paper recently issued to finance the previously-disclosed acquisition of The Climate Corporation and related fees and expenses, and to the extent there are any remaining proceeds for other general corporate purposes.

The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-177947) and related prospectus dated November 14, 2011 and prospectus supplement dated November 4, 2013, each filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, are performing and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees, commissions and expenses. Affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated herein by reference.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of August 1, 2002, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). The notes will be senior unsecured obligations of the Company and will rank equally with all of its other senior unsecured indebtedness from time to time outstanding.

The Floating Rate Notes bear interest at a rate equal to three-month LIBOR (as defined in the Floating Rate Notes), reset quarterly, plus 0.200%, and will mature on November 7, 2016. The Notes due 2018 bear interest at the rate of 1.850% per year and will mature on November 15, 2018. The Notes due 2043 bear interest at the rate of 4.650% per year and will mature on November 15, 2043. The Company may not redeem the Floating Rate Notes prior to maturity.

At any time (or in the case of the Notes due 2043 at any time prior to May 15, 2043 (six months prior to the maturity date of the Notes due 2043)), the Company may redeem the Notes due 2018 and Notes due 2043 (together, the “Fixed Rate Notes”), in whole or in part from time to time, at its option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Fixed Rate Notes being redeemed; and

•	the sum of the present value of the remaining scheduled payments of principal and interest in respect of the Fixed Rate Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Fixed Rate Notes) plus 10 basis points, in the case of the Notes due 2018, and 15 basis points, in the case of the Notes due 2043, plus, in each case, accrued and unpaid interest on the Fixed Rate Notes being redeemed to but excluding the redemption date.

At any time on or after May 15, 2043 (six months prior to the maturity date of the Notes due 2043), the Company may redeem the Notes due 2043 in whole or in part at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Notes due 2043 to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

Upon the occurrence of a “Change of Control Triggering Event” (as defined in the Notes), the Company will be required, unless (with respect to the Fixed Rate Notes) it has exercised its right to redeem the Fixed Rate Notes, within a specified period, to make an offer to purchase all of the Notes at a price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of repurchase.

The Indenture will, among other things, limit the Company’s ability to: (i) incur indebtedness secured by operating properties; (ii) enter into certain sale and leaseback transactions with respect to operating properties; and (iii) enter into certain mergers, consolidations and transfers of substantially all of its assets. Such restrictions are subject to significant exceptions.

The Indenture also contains customary events of default. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of a series of Notes may declare such series to be immediately due and payable, subject to certain conditions and exceptions.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are incorporated by reference or attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

The Trustee is the Indenture trustee, and will be the principal paying, calculation agent and registrar for the Notes. The Company has previously issued a number of series of senior notes under the Indenture. Additionally, one of the Company’s subsidiaries issued a series of senior notes under an indenture pursuant to which the Trustee served as trustee. The Company subsequently assumed its subsidiary’s obligations in respect of those securities pursuant to a supplemental indenture with the Trustee. The Company has entered, and from time to time may continue to enter, into banking or other relationships with the Trustee or its affiliates. Affiliates of the Trustee have been participants in the Company’s revolving credit agreements, and provide other commercial banking services to us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

In connection with the offering of the Notes, as described in response to Item 1.01, we are filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-177947): (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the forms of Notes (Exhibits 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K) and (iii) the opinion of counsel with respect to the status of the Notes as binding obligations (Exhibit 5.1 to this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1 Underwriting Agreement and Pricing Agreement, dated as of November 4, 2013, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC, as representatives of the Underwriters.

4.1 Form of Senior Indenture between Monsanto Company and The Bank of New York (as predecessor Trustee to The Bank of New York Mellon Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to Monsanto’s registration statement on Form S-3, registration no. 333-88542, filed May 17, 2002).

4.2 Form of Floating Rate Note due 2016.

4.3 Form of 1.850% Note due 2018.

4.4 Form of 4.650% Note due 2043.

5.1 Opinion of Bryan Cave LLP.

23.1 Consent of Bryan Cave LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Date: November 7, 2013	/s/ Sonya M. Davis
Name: Sonya M. Davis
Title: Assistant Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement and Pricing Agreement, dated as of November 4, 2013, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC, as representatives of the Underwriters.

4.1	Form of Senior Indenture between Monsanto Company and The Bank of New York (as predecessor Trustee to The Bank of New York Mellon Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to Monsanto’s registration statement on Form S-3, registration no. 333-88542, filed May 17, 2002).

4.2	Form of Floating Rate Note due 2016.

4.3	Form of 1.850% Note due 2018.

4.4	Form of 4.650% Note due 2043.

5.1	Legal Opinion of Bryan Cave LLP, counsel to the registrant.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1 above).

5